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                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                       ___________________


                            Form 8-K

                         Current Report

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                  Date of Report:  April 24, 1996


            CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
         (Exact name of registrant as specified in charter)



        New York              1-1217              13-5009340
       (State of            (Commission        (I.R.S. Employer
     incorporation)         File Number)      Identification No.)



               4 Irving Place, New York, NY  10003
            (Address of principal executive offices)


        Registrant's telephone number:  (212) 460-4600
















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                INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

     On April 23, 1996, Con Edison announced that unaudited net income for common stock for the twelve month period ended March 31, 1996 was $678.6 million compared with $710.4 million in the corresponding 1995 period. For the quarter ended March 31, 1996, unaudited net income for common stock was $182.4 million compared with $192.1 million in the corresponding 1995 period.

     On April 24, 1996, the Company entered into an underwriting agreement with Lehman Brothers Inc. for the sale of $100 million aggregate principal amount of the Company's Series 1996 A Debentures (the "Debentures"). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 33-64657, declared effective December 8, 1995), for $540 million of unsecured debt securities of the Company, of which $215 million have been sold in a previous offering of debt securities.

      Copies of the underwriting agreement and the definitive form of the Debentures are filed as exhibits to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (b)  Exhibits

     1   Underwriting Agreement relating to the Debentures.

     4   Form of Debenture.

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                           SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CONSOLIDATED EDISON COMPANY
                                  OF NEW YORK, INC.



                                By: GULI R. RAJANI
                                    Guli R. Rajani
                                    Vice President and Treasurer



DATE:  April 24, 1996
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                        Index to Exhibits

                                                  Sequential Page
                                                  Number at which
Exhibit               Description                  Exhibit Begins


   1          Underwriting Agreement relating
              to Debentures


   4          Form of Debenture.